UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2006 (March 16, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 14, 2006, the Board of Directors of R&G Financial Corporation (the “Company”), consented to the issuance of a Cease and Desist Order (the “FRB Order”) by the Board of Governors of the Federal Reserve System (the “FRB”). The FRB Order became effective on March 16, 2006. On the same date, the Board of Directors of R-G Premier Bank of Puerto Rico (the “Bank”), the Company’s wholly owned Puerto Rico banking subsidiary, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation (the “FDIC”). The FDIC Order to Cease and Desist (the “FDIC Order”) was issued and became effective on March 16, 2006. The Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (the “Commissioner”) and the Bank have also agreed as of the same date that the issuance of the FDIC Order shall be binding upon the Commissioner and the Bank with the same legal effect as if the Commissioner had issued a separate order (the “Commissioner’s Order” and, along with the FRB Order and the FDIC Order, the “Orders”).

The Orders require the Company and the Bank to, among other things, file with the FRB and the FDIC within proscribed time periods updated plans with respect to capital and liquidity and to engage an independent consultant to report to it on specified matters related to mortgage loans in its loan portfolio, and to act on recommendations resulting therefrom. In addition, the Orders require that the Company and its banking subsidiaries receive the prior permission of its applicable regulator prior to making or declaring any dividends or payments on their outstanding securities. In requesting approval for such payments, the Company and the Bank must demonstrate that the proposed payment will not have an unacceptable impact on capital, cash flow, concentrations of credit, asset quality and allowances for loan losses. Both the FRB and the FDIC have expressed in the Orders their willingness to approve such requests for payment provided that they determine, in their discretion, that such payments will not have an unacceptable impact on the factors referenced above. While the Company cannot give assurances that it will receive the required regulatory permissions to make dividend payments, the Company does believe that it and its subsidiary banks remain well capitalized at December 31, 2005, after taking anticipated adjustments related to its ongoing financial restatement project into consideration. Finally, the Orders required the Company and its affiliates to only engage in transactions with each other which comply with applicable federal affiliate transactions regulations. Under the Orders, the Company and its affiliates are permitted to continue to conduct business with each other as they have done in the past.

A copy of each of the Orders is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Not Applicable.

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d)	Exhibits.

99.1	FRB Order to Cease and Desist dated March 16, 2006

99.2	FDIC Order to Cease and Desist dated March 16, 2006.

99.3	Commissioner’s Order dated March 16, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: March 17, 2006
	By:	/s/ VICENTE GREGORIO
Vicente Gregorio
Chief Financial Officer

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